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                                                                    EXHIBIT 22.1

                                                                           DRAFT
                                                                           -----
                                                                 October 5, 1994

                                Subsidiaries of
                            Compass Bancshares, Inc.



Compass Bank (Birmingham)

Compass Bancshares Insurance, Inc.

Compass Brokerage, Inc.

Compass Mortgage Corporation

Compass Multistate Services Corporation

Compass Fiduciary Services Ltd., Inc.

Compass Financial Corporation

Compass Capital Markets, Inc.

Compass Bank Foundation

Central Bank of the South

Compass Securities, Inc.

Compass Land Holding Corporation

Compass Investments, Inc.

Compass Underwriters, Inc.

Compass Bank, N.A.

Compass Bank (Jacksonville)

First Northwest Florida Service Corporation

Compass Banks of Texas, Inc.

Compass Bancorporation of Texas, Inc.

Compass Bank-Dallas

Compass Bank-Houston

River Oaks Bank Building, Inc.

River Oaks Securities, Inc.

P.I. Holdings No. 1, Inc.

P.I. Console, Inc.

P.I. Holdings No. 2, Inc.

River Oaks Trust Company

River Oaks Trust Corporation

Compass Texas Management, Inc.